SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 27, 2010

Franklin Wireless Corp.
(Exact name of registrant as specified in its charter)

California	0-11616	95-3733534
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5440 Morehouse Drive, Suite 1000, San Diego, California  92121
  (Address of principal executive offices)

Registrant's telephone number, including area code:
(805) 623-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 27, 2010, the Board of Directors appointed Kwang Sun (Kenny) Han to the Board of Directors to fill a vacancy.

Between November 2009 and the present, Mr. Han has been a director of C-Motech Co., Ltd., a Korea-based CDMA EV-DO data products manufacturing firm. C-Motech beneficially owns 3,370,356 shares of the Company’s Common Stock, representing approximately 24% of the outstanding shares.

Mr. Han has also been a director of Namu Equity, a Korea-based mergers and acquisition firm, since January 2009. He has served as a director of KONES, a Korea-based private investment firm, since January 2005.

Mr. Han attended Sangmyung University in Seoul, Korea.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN WIRELESS CORP.

Date June 22, 2010	By: /s/ OC Kim
OC Kim, President